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Exhibit 99.3

BROKER DEALER LETTER

LIN TELEVISION CORPORATION

Offer to Exchange 6 3/8% Senior Notes due 2021
Registered under the Securities Act of 1933 for
Outstanding 6 3/8% Senior Notes due 2021 Issued October 12, 2012

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        LIN Television Corporation (the "Company") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the prospectus, dated                                     , 2013 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its 6 3/8% Senior Notes due 2021 and the associated guarantees which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 6 3/8% Senior Notes due 2021 issued October 12, 2012 and the associated guarantees (together, the "Old Notes"), which are not registered under the Securities Act. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 12, 2012, among the Company, the Guarantors referred to therein and the Initial Purchasers referred to therein.

        We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

        1.     Prospectus, dated                                    , 2013;

        2.     The Letter of Transmittal for your use and for the use of your clients who hold Old Notes registered in their own names and for the information of your clients for whom you hold Old Notes registered in your name or in the name of your nominee;

        3.     A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach The Bank of New York Mellon Trust Company, N.A., the exchange agent for the Old Notes (the "Exchange Agent"), prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

        4.     A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

        5.     Guidelines for Certification of taxpayer identification number on Substitute Form W-9.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                                    , 2013, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

        The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer). The Company will pay or cause to be paid any transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer, or the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal. The Company may, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The exchange offer—Guaranteed delivery procedures."

        Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
LIN Television Corporation

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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  Exhibit 99.3
BROKER DEALER LETTER
LIN TELEVISION CORPORATION